Exhibit 21

                 SUBSIDIARIES OF CASS INFORMATION SYSTEMS, INC.
                      (f/k/a Cass Commercial Corporation1)

Name & Address                                        State of Incorporation
--------------                                        ----------------------

Cass Commercial Bank                                  Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Cass Information Systems, Inc.(1)                     Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

1. As of January 9, 2001 the Company's subsidiary, Cass Information Systems, Inc. was merged into the parent company, Cass Commercial Corporation , and the parent's name was subsequently changed to Cass Information Systems, Inc.